EXHIBIT 10.137

COMPUWARE CORPORATION

Claw-Back Policy

Effective as of June 30, 2012, this policy (the “Claw-Back Policy”) applies in the event of any restatement of financial information relating to Compuware Corporation, a Michigan corporation (the “Company”), that is required to be reported under the federal securities laws if the restatement was a result of (1) fraud, theft, misappropriation, embezzlement, intentional misconduct or other breach or the Code of Conduct by one or more Executives (as defined below) or (2) the material noncompliance of the Company with any applicable financial reporting requirement under the federal securities laws. In the event of such a restatement, the Board of Directors of the Company (the “Board”) shall review the circumstances that caused the restatement and shall take such action as it deems appropriate to prevent its recurrence, which may include requiring the reimbursement of certain compensation as provided in this Claw-Back Policy; provided, that the Board shall not have authority to act in a manner prohibited by applicable law. For purposes of the Claw-Back Policy, “Executive” shall mean any current or former officer of the Company who is (or was) subject to Section 16 of the Securities Exchange Act of 1934, as amended.  Each Executive serving as an officer on the date this Claw-Back Policy is adopted and each officer serving while this Claw-Back Policy remains in effect shall sign a copy of the attached agreement consenting to be subject hereto.

Without limiting the foregoing, the Board may require reimbursement to the Company of the Excess (as defined below) amount of any incentive compensation awarded or paid to an Executive if the Board determines in its discretion that the amount paid or awarded based upon the Company’s results as reported in the improperly reported financial statements exceeds the amount of such compensation that would have been paid based upon the Company’s financial results as reported in the properly restated financial statements (the “Excess”). In determining the Excess to be recovered, the Board may take into account any taxes paid or owed by the Executive and the value of any tax deduction available to the Executive in respect of such repayment.

The Board has the sole authority to make all determinations under this policy, including determinations as to the form and timing of the recovery, and may delegate any or all authority under this Claw-Back Policy to one or more Board committees.  Any determination made hereunder shall be conclusive and binding on the Company and the applicable Executive(s). The determination of the Board (or Board committee) need not be uniform with respect to any Executives.

This Claw-Back Policy shall apply to any incentive compensation paid to an Executive from and after the date an Executive first signs a related consent agreement thus becoming subject to the terms hereof, and during the three year period preceding the date on which the Company is required to prepare an accounting restatement, even if paid or awarded prior to the date the Executive executes an agreement by which he or she consents to be subject to this Claw-Back Policy. The remedies under this Claw-Back Policy are in addition to, and not in lieu of, any legal and equitable claims the Company may have or any actions imposed by law enforcement agencies, regulators or other authorities.

Consent to the Claw-Back Policy of
Compuware Corporation (the “Company”)

This agreement (“Agreement”) is made as of _____________, ____ by and between Compuware Corporation, a Michigan corporation (the “Company”), and _____________ (the “Executive”).

In exchange for any incentive compensation paid to the Executive, the parties hereby agree as follows:

1.           The Executive agrees to be bound fully by the terms of the Company’s Claw-Back Policy as in effect from time to time, a copy of the present form of which is attached hereto, in respect of any incentive compensation awarded or to be awarded in the future under any Company plan, policy or arrangement or on a discretionary basis whether or not pursuant to any plan (the “Compensation”) and that all Compensation shall be subject to the Claw-Back Policy.

2.           In the event it is determined by the Board of Directors of the Company (or a committee thereof) that Compensation awarded to the Executive must be reimbursed to the Company in accordance with the Claw-Back Policy, the Executive will promptly take any action necessary to effectuate such reimbursement.

3.           The Claw-Back Policy applies to the Compensation notwithstanding any terms of the plan, policy or agreement under which it is granted or the terms of any agreement to which the Executive is a party. This Agreement shall be deemed an amendment to any such agreement now in existence or executed in the future, in each case to the extent necessary to give full effect to the Claw-Back Policy.

4.           Any amendments to the Claw-Back Policy after the date hereof, including any amendments to comply with applicable law or stock exchange requirement, will be applicable to the Executive. If the terms of the Claw-Back Policy and this Agreement conflict, the terms of the Claw-Back Policy shall prevail.

5.           The laws of the State of Michigan, without regard to its conflict of law provisions, shall govern the interpretation and validity of the provisions of this Agreement and all questions relating to this Agreement.

6.           This Agreement shall be binding on the Executive and his or her heirs, successors and legal representatives, and on the Company and its successors.

7.           In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto.

8.           Any Compensation may be subject to reimbursement, claw-back and/or forfeiture pursuant to applicable law, under circumstances that are different from those applicable under the Claw-Back Policy, and the Executive consents to application of any such reimbursement, claw-back or forfeiture.

9.           This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and other communications, whether oral or written, pertaining to the subject matter hereof; and, except as provided in paragraph 4 above, this Agreement shall not be modified or amended except by written agreement of the Company and the Executive.

IN WITNESS WHEREOF, the Company and the Executive have executed this agreement effective as of the day and year first above written.

____________________________
[Name of Executive]

COMPUWARE CORPORATION

____________________________

By:

Its: